AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO




                         WAIVER OF MONTHLY DEDUCTIONS ON
                                   DISABILITY

CONSIDERATION

This rider is issued in return for the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

COST OF INSURANCE

The calculation of the monthly cost of insurance for this rider is described in the attached table.

DEFINITIONS

DISABILITY BENEFIT: For purposes of this rider, the disability benefit refers to the monthly deduction on each monthly activity date for the base policy and any riders and is equal to:

1.     the current cost of insurance for the base policy and any riders;

2.     the expense charges; and

3.     the charges for specified amount increases, if any.

TOTAL DISABILITY: Total disability must begin after the effective date and before the expiration date of this rider. It must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.     Total loss of the sight of both eyes.  This loss must be irrecoverable;
       or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or

3. The incapacity of the Insured to engage in any substantial duties of his or her occupation for at least six consecutive months. (Substantial duties includes managerial or supervisory functions.)

       During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Insured was engaged immediately before the date of disability. This includes attendance at school or college as a full-time student. After 24 months of total disability, an Insured who is engaged in any occupation for remuneration or profit will not be considered totally disabled.

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

WDIS 4096

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

EXPIRATION DATE: This date is also shown on the schedule pages. It is the date on which this rider is no longer effective.

BENEFITS

While the Insured is totally disabled, the disability benefit will not be deducted from the accumulation value. During this time, the policy and any rider(s) will continue to be in force.

Monthly deductions falling due before we approve a claim for benefits will continue to be deducted from the accumulation value. However, after total disability has continued for six (6) consecutive months and we approve the claim, any disability benefit which otherwise could have been paid under the provisions of this rider will be credited to the accumulation value.

If total disability begins after the grace period, no benefit under this rider will be paid.

GENERAL PROVISIONS

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Insured is living; (b) while the Insured is totally disabled; and (c) not later than 9 months after the Insured has become totally disabled.

If such notice is not furnished in the required time limit, the claim will not be accepted. But a late claim will be accepted if it can be shown that it was not reasonably possible to meet the requirements and that notice was given as soon as was reasonably possible. In no event, however, will the Insured receive any benefit under this rider for a period beyond one year before the date on which notice was received.

PROOF OF TOTAL DISABILITY: The disability benefit will commence once we receive satisfactory written proof that the Insured is totally disabled. Proof must be presented at the Home Office: (a) while the Insured is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. If the Insured fails to furnish such proof, the disability benefit will cease.

INCONTESTABILITY: While the Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of this rider.

REINSTATEMENT: Coverage under this rider may be reinstated with the policy subject to the policy reinstatement provision. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur any time before the policy anniversary nearest the Insured's 60th birthday. The requirements for reinstatement are:

1.     Receipt of satisfactory evidence of insurability.

2. Payment of the minimum cost of insurance sufficient to keep this rider in force for 3 months.

WDIS 4096

EXCLUSIONS: The insured will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1. Self-inflicted bodily injury while sane or insane, other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Insured is in the military, naval or air service.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.     On the expiration date of this rider;

2. On the monthly activity date on or next following the date we receive your written request;

3.     On surrender of this rider to us;

4.     On termination of this policy; or

5.     On the policy maturity date.

TERM RIDERS: If a renewable and convertible term rider is attached to the policy during a benefit period, the cost of insurance for that rider will be waived until the expiration date. If the Owner elects to convert that term rider, no benefits will be paid under this rider on the conversion policy.

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance (except for any increase(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, the mode of the planned periodic premium payments, or change the policy to another form of insurance.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE PAYMENTS AFTER THE RIDER HAS TERMINATED: We will not be liable for the cost of insurance payments on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider.


                    AMERITAS VARIABLE LIFE INSURANCE COMPANY



   /s/ Norman M. Krivosha                      /s/  Lawrence J. Arth

         Secretary                                     President

WDIS 4096

                             COST OF INSURANCE TABLE


On each monthly activity date, the monthly cost of insurance for this rider is equal to the product of A times B where:

A is a factor based on the attained age, sex and tobacco use of the Insured and is shown in the table below. (Note: If this rider is issued with a special rating, this factor will be increased based on that rating. Any special rating will be shown on the schedule pages).

B is the monthly deduction for the policy, including any table ratings and any riders attached to the policy except for this rider.


--------------------------------------------------------------------------------

               MALE RATES                FEMALE RATES                         MALE RATES                FEMALE RATES

AGES   NON-TOBACCO      TOBACCO     NON-TOBACCO    TOBACCO     AGES   NON-TOBACCO    TOBACCO     NON-TOBACCO    TOBACCO
           USE            USE           USE          USE                  USE          USE           USE          USE
  15     0.0487         0.0434        0.0583       0.0558       40     0.0655        0.0523        0.0652        0.0552
  16     0.0463         0.0405        0.0573       0.0547       41     0.0679        0.0535        0.0670        0.0558
  17     0.0445         0.0384        0.0563       0.0535       42     0.0708        0.0552        0.0691        0.0571
  18     0.0434         0.0370        0.0554       0.0522       43     0.0735        0.0567        0.0716        0.0586
  19     0.0422         0.0357        0.0543       0.0510       44     0.0765        0.0584        0.0742        0.0603

  20     0.0413         0.0346        0.0530       0.0498       45     0.0794        0.0602        0.0770        0.0622
  21     0.0403         0.0332        0.0516       0.0482       46     0.0825        0.0625        0.0801        0.0645
  22     0.0419         0.0352        0.0526       0.0495       47     0.0866        0.0656        0.0838        0.0676
  23     0.0427         0.0361        0.0528       0.0496       48     0.0915        0.0696        0.0881        0.0713
  24     0.0437         0.0370        0.0523       0.0492       49     0.0974        0.0745        0.0935        0.0760

  25     0.0448         0.0382        0.0525       0.0493       50     0.1054        0.0812        0.1000        0.0817
  26     0.0458         0.0394        0.0521       0.0487       51     0.1148        0.0892        0.1082        0.0893
  27     0.0466         0.0402        0.0521       0.0484       52     0.1266        0.0994        0.1187        0.0987
  28     0.0475         0.0411        0.0518       0.0482       53     0.1405        0.1112        0.1305        0.1095
  29     0.0481         0.0416        0.0517       0.0478       54     0.1579        0.1258        0.1465        0.1238

  30     0.0487         0.0419        0.0514       0.0471       55     0.1778        0.1428        0.1649        0.1404
  31     0.0489         0.0420        0.0513       0.0469       56     0.2034        0.1647        0.1896        0.1626
  32     0.0492         0.0423        0.0512       0.0466       57     0.2234        0.1818        0.2106        0.1816
  33     0.0492         0.0421        0.0512       0.0464       58     0.2460        0.2007        0.2362        0.2046
  34     0.0492         0.0419        0.0506       0.0457       59     0.2684        0.2211        0.2633        0.2295

  35     0.0492         0.0420        0.0509       0.0460
  36     0.0507         0.0427        0.0524       0.0468
  37     0.0562         0.0467        0.0573       0.0505
  38     0.0593         0.0486        0.0600       0.0522
  39     0.0624         0.0506        0.0627       0.0539

---------------------------------------------------------------------------------------------------------------------------

WDIS 4096

                             COST OF INSURANCE TABLE



On each monthly activity date, the monthly cost of insurance for this rider is equal to the product of A times B where:

A is a factor based on the attained age and tobacco use of the Insured and is shown in the table below. (Note: If this rider is issued with a special rating, this factor will be increased based on that rating. Any special rating will be shown on the schedule pages).

B is the monthly deduction for the policy, including any table ratings and any riders attached to the policy except for this rider.

--------------------------------------------------------------------------------

                      UNISEX RATES                                                 UNISEX RATES

  AGES               NON-TOBACCO             TOBACCO            AGES               NON-TOBACCO             TOBACCO
                         USE                   USE                                     USE                   USE
   15                  0.0506                0.0459               40                  0.0654                0.0529
   16                  0.0485                0.0433               41                  0.0677                0.0540
   17                  0.0469                0.0414               42                  0.0705                0.0556
   18                  0.0458                0.0400               43                  0.0731                0.0571
   19                  0.0446                0.0388               44                  0.0760                0.0588

   20                  0.0436                0.0376               45                  0.0789                0.0606
   21                  0.0426                0.0362               46                  0.0820                0.0629
   22                  0.0440                0.0381               47                  0.0860                0.0660
   23                  0.0447                0.0388               48                  0.0908                0.0699
   24                  0.0454                0.0394               49                  0.0966                0.0748

   25                  0.0463                0.0404               50                  0.1043                0.0813
   26                  0.0471                0.0413               51                  0.1135                0.0892
   27                  0.0477                0.0418               52                  0.1250                0.0993
   28                  0.0484                0.0425               53                  0.1385                0.1109
   29                  0.0488                0.0428               54                  0.1556                0.1254

   30                  0.0492                0.0429               55                  0.1752                0.1423
   31                  0.0494                0.0430               56                  0.2006                0.1643
   32                  0.0496                0.0432               57                  0.2208                0.1818
   33                  0.0496                0.0430               58                  0.2440                0.2015
   34                  0.0495                0.0427               59                  0.2674                0.2228

   35                  0.0495                0.0428
   36                  0.0510                0.0435
   37                  0.0564                0.0475
   38                  0.0594                0.0493
   39                  0.0625                0.0513
---------------------------------------------------------------------------------------------------------------------------

WDIS 4096 (UNI)

                                  AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO








                            DISABILITY BENEFIT RIDER

CONSIDERATION

This rider is issued in consideration of the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

DEFINITIONS

DISABILITY BENEFIT: For purposes of this rider, the disability benefit is an amount shown on the schedule pages, selected by you on the application.

EFFECTIVE DATE: The effective date of all coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

EXPIRATION DATE: This date is also shown on the schedule pages. It is the date on which this rider is no longer effective.

TOTAL DISABILITY: Total disability must begin after the effective date of this rider as shown in the schedule pages and before the policy anniversary nearest the Insured's 60th birthday. It must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.     Total loss of the sight of both eyes. This loss must be irrecoverable; or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or

3. The incapacity of the Insured to engage in any substantial duties of his or her occupation for at least six consecutive months. (Substantial duties includes managerial or supervisory functions.)

       During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Insured was engaged immediately before the date of disability. This includes attendance at school or college as a full-time student. After 24 months of total disability an Insured who is engaged in any occupation for remuneration or profit will not be considered totally disabled.

DBR 4096

BENEFITS

While the Insured is totally disabled, the disability benefit will be applied as premium. The premium will be credited as of the last monthly activity date, prior to the approval date of the claim and will be credited annually thereafter, during continuance of total disability. In addition, while the Insured is totally disabled, the cost of insurance for this rider will not be deducted from the accumulation value. All other monthly deductions will apply.

If total disability begins after the grace period, no benefits under this rider will be paid.

GENERAL PROVISION

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Insured is living; (b) while the Insured is totally disabled; and (c) not later than 9 months after the Insured has become totally disabled.

If such notice is not furnished in the required time limit, the claim will not be accepted. But a late claim will be accepted if it can be shown that it was not reasonably possible to meet the requirements and that notice was given as soon as was reasonably possible. In no event, however, will the Insured receive any benefit under this rider for a period prior to one year before the date on which notice was received.

PROOF OF TOTAL DISABILITY: Approval of the initial notice of claim will be granted after we receive satisfactory written proof that the Insured is totally disabled. Proof must be presented at the Home Office: (a) while the Insured is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. If the Insured fails to furnish such proof, the disability benefit will cease.

INCONTESTABILITY: While the Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of this rider.

REINSTATEMENT: Coverage under this rider may be reinstated with the policy if no more than 3 years have passed since the date of termination. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur any time before the policy anniversary nearest the Insured's 60th birthday. The requirements for reinstatement are:

1.     Receipt of  evidence of insurability satisfactory to us.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

DBR 4096

EXCLUSIONS: The Insured will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1. Self-inflicted bodily injury while sane or insane; other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Insured is in the armed forces.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.     On the expiration date of this rider;

2. On the monthly activity date on or next following the date we receive your written request;

3.     On surrender of this rider to us;

4.     On termination of this policy; or

5.     On the policy maturity date.

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance (except for any increase(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, the mode of the planned periodic premium payments, or change the policy to another form of insurance.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE DEDUCTIONS AFTER THE RIDER HAS TERMINATED: We will not be liable for the cost of insurance deductions on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider.




                    AMERITAS VARIABLE LIFE INSURANCE COMPANY

/s/ Norman M. Krivosha                            /s/ Lawrence J. Arth

       Secretary                                          President


DBR 4096

                       This page intentionally left blank.

DBR 4096

                                   AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO




                             PAYOR DISABILITY RIDER

CONSIDERATION

This rider is issued in consideration of the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

DEFINITIONS

AUTOMATIC SUBSTITUTION DATE: The automatic substitution date is the policy anniversary nearest the Insured's 23rd birthday.

COVERED PERSON: The Covered Person is the person on whom disability benefit coverage is being offered. The applicant is the Covered Person until the automatic substitution date unless an election is made during an election period. On and after this date, the Insured is the Covered Person.

DISABILITY BENEFIT: For purposes of this rider, the disability benefit is an amount shown on the schedule pages, selected by you on the application.

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

ELECTION PERIOD: The election period begins on the policy anniversary nearest the Insured's 18th birthday and ends on the automatic substitution date.

EXPIRATION DATE: This date is also shown on the schedule pages. It is the date on which this rider is no longer effective.

TOTAL DISABILITY: Total disability covered by this rider must begin after the effective date and before the expiration date of this rider. Total disability must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.     Total loss of the sight of both eyes.  This loss must be irrecoverable;
       or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or

PDR 4096

3. The incapacity of the Covered Person to engage in any substantial duties of his occupation for at least six consecutive months. (Substantial duties includes managerial or supervisory functions).

       During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Covered Person was engaged immediately before the date of disability. This includes attendance at school or college as a full-time student. After 24 months of total disability a Covered Person who is engaged in any occupation for remuneration or profits will not be considered totally disabled.

BENEFITS

While the Covered Person is totally disabled, the disability benefit will be applied as premium. The premium will be credited as of the last monthly activity date prior to the approval date of the claim and will be credited annually thereafter during continuance of total disability. In addition, while the Covered Person is totally disabled, the cost of insurance for this rider will not be deducted from the accumulation value. All other monthly deductions will apply.

We will provide disability benefit coverage on the applicant until the automatic substitution date. At that time, the coverage automatically shifts to the Insured. During the election period, on written request, coverage may be shifted from the applicant to the Insured. This will be subject to evidence of insurability of the Insured. This election, once we accept it, is irrevocable (it cannot be changed). If the applicant is the Covered Person and becomes totally disabled, the disability benefit continues during a period of total disability until the automatic substitution date. At that time, the Insured automatically becomes the Covered Person. The disability benefit will cease and we will resume deducting the cost of insurance for this rider from the accumulation value. If the Insured is the Covered Person and becomes totally disabled, the disability benefit continues as long as the disability continues until the rider expiration date. If the Insured becomes totally disabled before the automatic substitution date, the disability benefit will begin as of that date. It will continue as long as the disability continues until the rider expiration date.

If the applicant dies before the beginning of the election period, no benefits will be payable except that the cost of insurance for this rider will not be deducted from the accumulation value until the first day of the election period. At that time, the Insured automatically becomes the Covered Person. If the applicant dies during the election period, the Insured automatically becomes the Covered Person.

If total disability begins after the grace period, no benefit under this rider will be paid.

GENERAL PROVISIONS

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Covered Person is living; (b) while the Covered Person is totally disabled; and (c) not later than 9 months after the Insured has become totally disabled.

PDR 4096

If such notice is not furnished in the required time limit, the claim will not be accepted. But a late claim will be accepted if it can be shown that it was not reasonably possible to meet the requirements and that notice was given as soon as was reasonably possible. In no event, however, will the Insured receive any benefit under this rider for a period prior to one year before the date on which notice was received.

PROOF OF TOTAL DISABILITY: Approval of the initial notice of claim will be granted after we receive satisfactory written proof that the Covered Person is totally disabled. Proof must be presented at the Home Office: (a) while the Covered Person is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. If the Covered Person fails to furnish such proof, the disability benefit will cease.

INCONTESTABILITY: While the Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of the rider.

REINSTATEMENT: This rider may be reinstated with the policy if no more than 3 years have passed since the date of termination. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur before the policy anniversary nearest the Covered Person's 60th birthday. The requirements for reinstatement are:

1. Evidence of insurability is required on both the applicant and the Insured, if the applicant is the Covered Person. Otherwise, evidence of insurability will be required only on the Insured. This evidence must be satisfactory to us.

2. Payment of the minimum cost of insurance sufficient to keep this rider in force for 3 months.

EXCLUSIONS: The Covered Person will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1. Self-inflicted bodily injury while sane or insane; other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Covered Person is in the armed forces.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.     On the expiration date of this rider;

2. On the monthly activity date on or next following the date we receive your written request;

3.     On surrender of this rider to us;

4.     On termination of the policy;

5.     On assignment of the policy; or

6.     On the policy maturity date.

PDR 4096

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance (except for any increase(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, the mode of the planned periodic premium payments, or change the policy to another form of insurance.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE DEDUCTIONS AFTER THE RIDER HAS TERMINATED: We will not be liable for the cost of insurance deductions on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider.




                    AMERITAS VARIABLE LIFE INSURANCE COMPANY



/s/ Norman M. Krivosha                             /s/ Lawrence J. Arth

       Secretary                                          President

PDR 4096

                                    AMERITAS VARIABLE LIFE INSURNCE COMPANY LOGO








                      PAYOR WAIVER OF MONTHLY DEDUCTIONS ON
                         DISABILITY OF A COVERED PERSON


CONSIDERATION

This rider is issued in return for the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

COST OF INSURANCE

The calculation of the monthly cost of insurance for this rider is described in the attached table.

DEFINITIONS

DISABILITY BENEFIT: For purposes of this rider, the disability benefit refers to the monthly deduction on each monthly activity date for the base policy and any riders and is equal to:

1.     the current cost of insurance for the base policy and any riders;

2.     the expense charges; and

3.     the charges for specified amount increases, if any.

TOTAL DISABILITY: Total disability must begin after the effective date and before the expiration date of this rider. It must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.     Total loss of the sight of both eyes.  This loss must be irrecoverable;
       or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or

3.     The incapacity of the Covered Person to engage in any  substantial duties
       of  his  or   her   occupation  for   at   least  six consecutive months.
       (Substantial duties includes managerial or supervisory functions.)

       During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Covered Person was engaged immediately before the date of disability. This includes attendance at school or college as a full-time student. After 24 months of total disability a Covered Person who is engaged in any occupation for remuneration or profit will not be considered totally disabled.

COVERED PERSON: The Covered Person is the person on whom disability benefit coverage is being offered. The applicant is the Covered Person until the automatic substitution date. On and after this date, the Insured is the Covered Person.

PDIS 4096

AUTOMATIC SUBSTITUTION DATE: The automatic substitution date is the policy anniversary nearest the Insured's 23rd birthday.

ELECTION PERIOD: The election period begins on the policy anniversary nearest the Insured's 18th birthday and ends on the automatic substitution date.

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

EXPIRATION DATE: This date is also shown on the schedule pages. It is the date on which this rider is no longer effective.

BENEFITS

While the Covered Person is totally disabled, the disability benefit will not be deducted from the accumulation value. During this time, the policy and any rider(s) will continue to be in force.

Monthly deductions falling due before we approve a claim for benefits will continue to be deducted from the accumulation value. However, after total disability has continued for six (6) consecutive months and we approve the claim, any disability benefit which otherwise could have been paid under the provisions of this rider will be credited to the accumulation value.

If total disability begins after the grace period, no benefit under this rider will be paid.

COVERAGE CHANGES

We will provide disability benefit coverage on the applicant until the automatic substitution date. At that time, the coverage automatically shifts to the Insured. During the election period, on written request, coverage may be shifted from the applicant to the Insured. This will be subject to evidence of insurability of the Insured. This election, once we accept it, is irrevocable (it cannot be changed).

If the applicant is the Covered Person and becomes totally disabled, the disability benefit continues during a period of total disability until the automatic substitution date. At that time, the Insured automatically becomes the Covered Person. The disability benefit will cease and we will resume deducting the cost of insurance for this rider from the accumulation value. If the Insured is the Covered Person and becomes totally disabled, the disability benefit continues so long as the disability continues. If the Insured becomes totally disabled before the automatic substitution date, the disability benefit will begin as of that date. It will continue as long as the disability continues.

If the applicant dies before the beginning of the election period, no benefits will be payable except that the disability benefit will not be deducted from the accumulation value until the first day of the election period. At that time, the Insured automatically becomes the Covered Person. If the applicant dies during the election period, the Insured automatically becomes the Covered Person.


PDIS 4096

GENERAL PROVISIONS

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Covered Person is living; (b) while the Covered Person is totally disabled; and (c) not later than 9 months after the Covered Person has become totally disabled.

If such notice is not furnished in the required time limit, the claim will not be accepted. But a late claim will be accepted if it can be shown that it was not reasonably possible to meet the requirements and that notice was given as soon as was reasonably possible. In no event, however, will the Covered Person receive any benefit under this rider for a period beyond one year before the date on which notice was received.

PROOF OF TOTAL DISABILITY: The disability benefit will not commence until we receive satisfactory written proof that the Covered Person is totally disabled. Proof must be presented at the Home Office: (a) while the Covered Person is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. If the Covered Person fails to furnish such proof, the disability benefit will cease.

INCONTESTABILITY: While the Covered Person is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of the rider.

REINSTATEMENT: This rider may be reinstated with the policy subject to the policy reinstatement provision. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur before the policy anniversary nearest the Covered Person's 60th birthday. The requirements for reinstatement are:

1. Evidence of insurability is required on both the applicant and the Insured, if the applicant is the Covered Person. Otherwise, evidence of insurability will be required only on the Insured. This evidence must be satisfactory to us.

2. Payment of the minimum cost of insurance sufficient to keep this rider in force for 3 months.

EXCLUSIONS: The Covered Person will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1. Self-inflicted bodily injury while sane or insane; other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Covered Person is in the military, naval or air service.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.     On the expiration date of this rider;

2. On the monthly activity date on or next following the date we receive your written request;

3.     On surrender of this rider to us;

4.     On termination of the policy;

5.     On assignment of the policy; or

6.     On the policy maturity date.

PDIS 4096

TERM RIDERS: If a renewable and convertible term rider is attached to the policy during a benefit period, the cost of insurance for that rider will be waived until the expiration date. If the Owner elects to convert that term rider, no benefits will be paid under this rider on the conversion policy.

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance (except for any increases(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, the mode of the planned periodic premium payments, or change the policy to another form of insurance.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE PAYMENTS AFTER THE RIDER HAS TERMINATED: We will not be liable for the cost of insurance payments on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider.


                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


/s/ Norman M. Krivosha                         /s/ Lawrence J. Arth

       Secretary                                      President

PDIS 4096

                             COST OF INSURANCE TABLE


On each monthly activity date, the monthly cost of insurance for this rider is equal to the product of A times B where:

A is a factor based on the attained age, sex and tobacco use of the Insured and is shown in the table below. (Note: If this rider is issued with a special rating, this factor will be increased based on that rating. Any special rating will be shown on the schedule pages).

B is the monthly deduction for the policy, including any table ratings and any riders attached to the policy except for this rider.

--------------------------------------------------------------------------------

                MALE RATES                FEMALE RATES                       MALE RATES                FEMALE RATES

 AGES   NON-TOBACCO     TOBACCO     NON-TOBACCO   TOBACCO      AGES   NON-TOBACCO    TOBACCO     NON-TOBACCO    TOBACCO
           USE            USE           USE         USE                  USE           USE           USE          USE

   0     0.0508         0.0509        0.0555       0.0555       30     0.0487        0.0419        0.0514        0.0471
   1     0.0508         0.0509        0.0555       0.0555       31     0.0489        0.0420        0.0513        0.0469
   2     0.0528         0.0529        0.0573       0.0574       32     0.0492        0.0423        0.0512        0.0466
   3     0.0531         0.0532        0.0580       0.0580       33     0.0492        0.0421        0.0512        0.0464
   4     0.0539         0.0540        0.0587       0.0587       34     0.0492        0.0419        0.0506        0.0457

   5     0.0553         0.0555        0.0590       0.0591       35     0.0492        0.0420        0.0509        0.0460
   6     0.0565         0.0567        0.0601       0.0601       36     0.0507        0.0427        0.0524        0.0468
   7     0.0584         0.0587        0.0605       0.0606       37     0.0562        0.0467        0.0573        0.0505
   8     0.0598         0.0601        0.0613       0.0614       38     0.0593        0.0486        0.0600        0.0522
   9     0.0607         0.0610        0.0617       0.0618       39     0.0624        0.0506        0.0627        0.0539

  10     0.0613         0.0618        0.0623       0.0624       40     0.0655        0.0523        0.0652        0.0552
  11     0.0604         0.0609        0.0622       0.0623       41     0.0679        0.0535        0.0670        0.0558
  12     0.0584         0.0590        0.0614       0.0616       42     0.0708        0.0552        0.0691        0.0571
  13     0.0549         0.0557        0.0607       0.0609       43     0.0735        0.0567        0.0716        0.0586
  14     0.0514         0.0525        0.0593       0.0596       44     0.0765        0.0584        0.0742        0.0603

  15     0.0487         0.0434        0.0583       0.0558       45     0.0794        0.0602        0.0770        0.0622
  16     0.0463         0.0405        0.0573       0.0547       46     0.0825        0.0625        0.0801        0.0645
  17     0.0445         0.0384        0.0563       0.0535       47     0.0866        0.0656        0.0838        0.0676
  18     0.0434         0.0370        0.0554       0.0522       48     0.0915        0.0696        0.0881        0.0713
  19     0.0422         0.0357        0.0543       0.0510       49     0.0974        0.0745        0.0935        0.0760

  20     0.0413         0.0346        0.0530       0.0498       50     0.1054        0.0812        0.1000        0.0817
  21     0.0403         0.0332        0.0516       0.0482       51     0.1148        0.0892        0.1082        0.0893
  22     0.0419         0.0352        0.0526       0.0495       52     0.1266        0.0994        0.1187        0.0987
  23     0.0427         0.0361        0.0528       0.0496       53     0.1405        0.1112        0.1305        0.1095
  24     0.0437         0.0370        0.0523       0.0492       54     0.1579        0.1258        0.1465        0.1238

  25     0.0448         0.0382        0.0525       0.0493       55     0.1778        0.1428        0.1649        0.1404
  26     0.0458         0.0394        0.0521       0.0487       56     0.2034        0.1647        0.1896        0.1626
  27     0.0466         0.0402        0.0521       0.0484       57     0.2234        0.1818        0.2106        0.1816
  28     0.0475         0.0411        0.0518       0.0482       58     0.2460        0.2007        0.2362        0.2046
  29     0.0481         0.0416        0.0517       0.0478       59     0.2684        0.2211        0.2633        0.2295
---------------------------------------------------------------------------------------------------------------------------

PDIS 4096

                             COST OF INSURANCE TABLE


On each monthly activity date, the monthly cost of insurance for this rider is equal to the product of A times B where:

A is a factor based on the attained age and tobacco use of the Covered Insured and is shown in the table below. (Note: If this rider is issued with a special rating, this factor will be increased based on that rating. Any special rating will be shown on the schedule pages).

B is the monthly deduction for the policy, including any table ratings and any riders attached to the policy except for this rider.

---------------------------------------------------------------------------------------------------------------------------
                      UNISEX RATES                                                  UNISEX RATES

   AGES               NON-TOBACCO             TOBACCO            AGES               NON-TOBACCO             TOBACCO
                          USE                   USE                                     USE                   USE
     0                  0.0517                0.0518              30                  0.0492                0.0429
     1                  0.0517                0.0518              31                  0.0494                0.0430
     2                  0.0537                0.0538              32                  0.0496                0.0432
     3                  0.0541                0.0542              33                  0.0496                0.0430
     4                  0.0549                0.0549              34                  0.0495                0.0427

     5                  0.0560                0.0562              35                  0.0495                0.0428
     6                  0.0572                0.0574              36                  0.0510                0.0435
     7                  0.0588                0.0591              37                  0.0564                0.0475
     8                  0.0601                0.0604              38                  0.0594                0.0493
     9                  0.0609                0.0612              39                  0.0625                0.0513

    10                  0.0615                0.0619              40                  0.0654                0.0529
    11                  0.0608                0.0612              41                  0.0677                0.0540
    12                  0.0590                0.0595              42                  0.0705                0.0556
    13                  0.0561                0.0567              43                  0.0731                0.0571
    14                  0.0530                0.0539              44                  0.0760                0.0588

    15                  0.0506                0.0459              45                  0.0789                0.0606
    16                  0.0485                0.0433              46                  0.0820                0.0629
    17                  0.0469                0.0414              47                  0.0860                0.0660
    18                  0.0458                0.0400              48                  0.0908                0.0699
    19                  0.0446                0.0388              49                  0.0966                0.0748

    20                  0.0436                0.0376              50                  0.1043                0.0813
    21                  0.0426                0.0362              51                  0.1135                0.0892
    22                  0.0440                0.0381              52                  0.1250                0.0993
    23                  0.0447                0.0388              53                  0.1385                0.1109
    24                  0.0454                0.0394              54                  0.1556                0.1254

    25                  0.0463                0.0404              55                  0.1752                0.1423
    26                  0.0471                0.0413              56                  0.2006                0.1643
    27                  0.0477                0.0418              57                  0.2208                0.1818
    28                  0.0484                0.0425              58                  0.2440                0.2015
    29                  0.0488                0.0428              59                  0.2674                0.2228

---------------------------------------------------------------------------------------------------------------------------

PDIS 4096 (UNI)